DRAFT 10/23/97

                        INVESTMENT SUBADVISORY AGREEMENT

         INVESTMENT SUBADVISORY AGREEMENT, effective __________, 1997, by and between Calvert Asset Management Company, Inc., a Delaware corporation registered as an investment adviser under the Investment Advisers Act of 1940 (the "Adviser"), and State Street Bank and Trust Company. a Massachusetts corporation (the "Subadviser").

         WHEREAS, the Adviser is the investment adviser to The Calvert Fund, an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act");

         WHEREAS, the Adviser desires to retain the Subadviser to furnish it with certain investment advisory services in connection with the Adviser's investment advisory activities on behalf of The Calvert Fund and any series of The Calvert Fund, for which Schedules are attached hereto (each such series referred to individually as the "Fund"); and

         WHEREAS that, subject to approval of the Fund's shareholders, it is contemplated that the Calvert Strategic Growth Fund will be merged into the Calvert New Vision Small Cap Fund;

         NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is hereby agreed as follows:

         1.       Services to be Rendered by the Subadviser to the Fund.

                  (a) Investment Program. Subject to the control of The Calvert Fund's Board of Trustees and the Adviser, the Subadviser at its expense continuously will furnish to the Fund an investment program for such portion, if any, of Fund assets designated by the Adviser from time to time. With respect to such assets, the Subadviser will make investment decisions, subject to Section 1(g) of this Agreement, and will place all orders for the purchase and sale of portfolio securities. The Subadviser is deemed to be an independent contractor and, except as expressly provided or authorized by this Agreement, has no authority to act for or represent the Fund or the Adviser in any way or otherwise be deemed an agent of the Fund or the Adviser. In the performance of its duties, the Subadviser will act in the best interests of the Fund and will comply with (i) applicable laws and regulations, including, but not limited to, the 1940 Act and Subchapter M of the Internal Revenue Code of 1986, as amended, (ii) the terms of this Agreement, (iii) the Fund's Declaration of Trust, Bylaws and Registration Statement as from time to time amended, (iv) relevant undertakings provided to State securities regulators, (v) the stated investment objective, policies and restrictions of the Fund, and (vi) such other guidelines as the Trustees or Adviser may establish. The Adviser is responsible for providing the Subadviser with current copies of the materials specified in Subsections (a)(iii), (iv), (v) and (vi) of this Section 1.

                  (b) Availability of Personnel.The Subadviser at its expense will make available to the Trustees and Adviser at reasonable times its portfolio managers and other appropriate personnel, either in person or, at the mutual convenience of the Adviser and the Subadviser, by telephone, in order to review the Fund's investment policies and to consult with the Trustees and Adviser regarding the Fund's investment affairs, including economic, statistical and investment matters relevant to the Subadviser's duties hereunder, and will provide periodic reports to the Adviser relating to the investment strategies it employs.

                  (c) Expenses, Salaries and Facilities. The Subadviser will pay all expenses incurred by it in connection with its activities under this Agreement (other than the cost of securities and other investments, including any brokerage commissions and all taxes, including any interest and penalties with respect thereto) including, but not limited to, all salaries of personnel and facilities required for it to execute its duties under this Agreement.

                  (d) Compliance Reports. The Subadviser at its expense will provide the Adviser with such compliance reports relating to its duties under this Agreement as may be agreed on by such parties from time to time.

                  (e) Valuation. The Subadviser will assist the Fund and its agents in determining whether prices obtained for valuation purposes accurately reflect market price information relating to the assets of the Fund for which the Subadviser has responsibility on a daily basis (unless otherwise agreed on by the parties hereto) and at such other times as the Adviser shall reasonably request.

                  (f)      Executing Portfolio Transactions.

                           (i) Brokerage. In selecting brokers and dealers to execute purchases and sales of investments for the Fund, the Subadviser will use its best efforts to obtain the most favorable price and execution available in accordance with this paragraph. The Subadviser agrees to provide the Adviser and the Fund with copies of its policy with respect to allocation of brokerage on trades for the Fund. Subject to review by the Trustees of appropriate policies and procedures, the Subadviser may cause the Fund to pay a broker a commission for effecting a portfolio transaction, in excess of the commission another broker would have charged for effecting the same transaction. If the first broker provided brokerage and/or research services, including statistical data, to the Subadviser, the Subadviser shall not be deemed to have acted unlawfully, or to have breached any duty created by this Agreement, or otherwise, solely by reason of acting according to such authorization.

                           (ii) Aggregate Transactions. In executing portfolio transactions for the Fund, the Subadviser may, but will not be obligated to, aggregate the securities to be sold or purchased with those of its other clients where such aggregation is not inconsistent with the policies of the Fund, to the extent permitted by applicable laws and regulations. If the Subadviser chooses to aggregate sales or purchases, it will allocate the securities as well as the expenses incurred in the transaction in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and its other clients involved in the transaction..

                           (iii) Directed Brokerage. The Adviser may direct the Subadviser to use a particular broker or dealer for one or more trades if, in the sole opinion of the Adviser, it is in the best interest of the Fund to do so.

                           (iv)      Brokerage Accounts.  The Adviser
                           authorizes and empowers the Subadviser to direct the Fund's custodian to open and maintain brokerage accounts for securities and other property, including financial and commodity futures and commodities and options thereon (all such accounts hereinafter called "brokerage accounts") for and in the name of the Fund and to execute for the Fund as its agent and attorney-in-fact standard customer agreements with such broker or brokers as the Subadviser shall select as provided above. The Subadviser may, using such of the securitites and other property in the Fund as the Subadviser deems necessary or desirable, direct the Fund's custodian to deposit for the Fund original and maintenance brokerage and margin deposits and otherwise direct payments of cash, cash equivalents and securities and other property into such brokerage accounts and to such brokers as the Subadviser deems desirable or appropriate

                  (g) Social Screening. The Adviser is responsible for screening those investments of the Fund subject to social screening ("Securities") to determine that the Securities investments meet the Fund's social investment criteria, as may be amended from time to time by the Trustees and for notifying the Subadviser of its determination. The Subadviser will buy only those Securities permitted by the Fund's investment program which the Adviser determines pass the Fund's social screens and of which the Adviser has notified the Subadviser. In the event that the Adviser notifies the Subadviser that a security already in the Fund's portfolio no longer passes the Fund's social screen, the Adviser shall instruct the Subadviser whether the Subadviser should dispose of the security immediately or at such time as the Subadviser believes would be least detrimental to the Fund. To the extent instructed by the Adviser, the Subadviser shall have no liability for the disposition of any securities under this paragraph. With respect to this paragraph, the form of notification shall be mutually agreed upon by the parties.

                  (h) Voting Proxies. The Subadviser agrees to take appropriate action (which includes voting) on all proxies for the Fund's portfolio investments in a timely manner in accordance with the Adviser's Proxy Voting Guidelines, a copy of which has been provided to the Subadviser.

                  (i) Furnishing Information for the Fund's Proxies and Other Required Mailings. The Subadviser agrees to provide the Adviser in a timely manner with all information necessary, including information concerning the Subadviser's controlling persons, for preparation of the Fund's proxy statements or other required mailings, as may be needed from time to time.

         2.       Books and Records.

                  (a) In connection with the purchase and sale of the Fund's portfolio securities, the Subadviser shall arrange for the transmission to the Fund's custodian, and/or the Adviser on a daily basis, of such confirmations, trade tickets or other documentation as may be necessary to enable the Adviser to perform its accounting and administrative responsibilities with respect to the management of the Fund.

                  (b) Pursuant to Rule 31a-3 under the 1940 Act, Rule 204-2 under the Investment Advisers Act of 1940, and any other applicable laws, rules or regulations regarding recordkeeping, the Subadviser agrees that: (i) all records it maintains for the Fund are the property of the Fund; (ii) it will surrender promptly to the Fund or Adviser any such records upon the Fund's or Adviser's request; (iii) it will maintain for the Fund the records that the Fund is required to maintain under Rule 31a-1(b) or any other applicable rule insofar as such records relate to the investment affairs of the Fund for which the Subadviser has responsibility under this Agreement; and (iv) it will preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records it maintains for the Fund.

                  (c) The Subadviser represents that it has adopted and will maintain at all times a suitable Code of Ethics that covers its activities with respect to its services to the Fund.

                  (d) The Subadviser shall supply to the Fund Board its policies on "soft dollars," trade allocations and brokerage allocation procedures. The Subadviser shall maintain appropriate fidelity bond and errors and omission insurance policies.

         3. Exclusivity. Each party and its affiliates may have advisory, management service or other agreements with other organizations and persons, and may have other interests and businesses; provided, however, that during the term of the Agreement, the Subadviser will not provide investment advisory services ("Services") to any other investment company offered to the public and registered under the 1940 Act which is "socially screened" except to the extent that, as of October 1, 1997, the Subadviser has entered into a written agreement(s) to provide such Services or to the extent mutually agreed upon in writing between the parties.

         4. Compensation. The Adviser will pay to the Subadviser as compensation for the Subadviser's services rendered pursuant to this Agreement an annual Subadvisory fee as specified in one or more Schedules attached hereto and made part of this Agreement. Such fees shall be paid by the Adviser (and not by the Fund). Such fees shall be payable for each month within 15 business days after the end of such month. If the Subadviser shall serve for less than the whole of a month, the compensation as specified shall be prorated based on the portion of the month for which services were provided. The Schedules may be amended from time to time, in writing agreed to by the Adviser and the Subadviser, provided that amendments are made in conformity with applicable laws and regulations and the Declaration of Trust and Bylaws of the Fund. Any change in the Schedule pertaining to any new or existing series of the Fund shall not be deemed to affect the interest of any other series of the Fund and shall not require the approval of shareholders of any other series of the Fund.

         5. Assignment and Amendment of Agreement. This Agreement automatically shall terminate without the payment of any penalty in the event of its assignment (as defined under the 1940 Act) or if the Investment Advisory Agreement between the Adviser and the Fund shall terminate for any reason. This Agreement constitutes the entire agreement between the parties, and may not be amended except in a writing signed by both parties. This Agreement shall not be materially amended unless, if required by Securities and Exchange Commission rules and regulations, such amendment is approved by the affirmative vote of a majority of the outstanding shares of the Fund, and by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees of The Calvert Fund who are not interested persons of the Fund, the Adviser or the Subadviser.

         6. Duration and Termination of the Agreement. This Agreement shall become effective upon its execution; provided, however, that this Agreement shall not become effective with respect to any Fund now existing or hereafter created unless it has first been approved (a) by a vote of the majority of those Trustees of The Calvert Fund who are not parties to this Agreement or interested persons of such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by a vote of a majority of that Fund's outstanding voting securities. This Agreement shall remain in full force and effect with respect to a Fund continuously thereafter (unless terminated automatically as set forth in Section 5.) except as follows:

                  (a) The Calvert Fund may at any time terminate this Agreement without penalty with respect to any or all Funds by providing not less than 60 days written notice delivered or mailed by registered mail, postage prepaid, to the Adviser and the Subadviser. Such termination can be authorized by the affirmative vote of a majority of the (i) Trustees of The Calvert Fund or (ii) outstanding voting securities of the applicable Fund.

                  (b) This Agreement will terminate automatically with respect to a fund unless, by January 1, 1999, and at least annually thereafter, the continuance of the Agreement is specifically approved by (i) the Trustees of The Calvert Fund or the shareholders of such Fund by the affirmative vote of a majority of the outstanding shares of such Fund, and (ii) a majority of the Trustees of The Calvert Fund who are not interested persons of the Fund, Adviser or Subadviser, by vote cast in person at a meeting called for the purpose of voting on such approval. If the continuance of this Agreement is submitted to the shareholders of any series for their approval and such shareholders fail to approve such continuance as provided herein, the Subadviser may continue to serve hereunder in a manner consistent with the 1940 Act and the rules and regulations thereunder.

                  (c) The Adviser may at any time terminate this Agreement with respect to any or all Funds by not less than 60 days written notice delivered or mailed by registered mail, postage prepaid, to the Subadviser, and the Subadviser may at any time terminate this Agreement with respect to any or all Funds by not less than 90 days written notice delivered or mailed by registered mail, postage prepaid, to the Adviser, unless otherwise mutually agreed in writing.

                  (d) The Adviser may terminate this Agreement with respect to any or all Funds immediately by written notice if the Confidentiality and Non-Use Agreement referred to in Section II of this Agreement is, in the sole opinion of the Adviser violated.

         Upon termination of this Agreement with respect to any Fund, the duties of the Adviser delegated to the Subadviser under this Agreement with respect to such Fund automatically shall revert to the Adviser.

         7. Notification to the Adviser. The Subadviser promptly shall notify the Adviser in writing of the occurrence of any of the following events:

                  (a) the Subadviser shall fail to qualify as a "bank" under the Investment Advisers Act of 1940, as amended;

                  (b) the Subadviser shall have been served or otherwise have notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, directly involving the affairs of the Fund;

                  (c) a material violation of the Subadviser's Code of Ethics is discovered and, again, when action has been taken to rectify such violations; or

                  (d) any other event, including but not limited to, a change in executive personnel or the addition or loss of major clients of the Subadviser that might affect the ability of the Subadviser to provide the Services provided for under this Agreement.

         8. Definitions. For the purposes of this Agreement, the terms "vote of a majority of the outstanding Shares," "affiliated person," "control," "interested person" and "assignment" shall have their respective meanings as defined in the 1940 Act and the rules and regulations thereunder subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act; and the term "specifically approve at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder.

         9. Indemnification. The Subadviser shall indemnify and hold harmless the Adviser, the Fund and their respective trustees, directors, officers and shareholders from any and all claims, losses, expenses, obligations and liabilities (including reasonable attorneys fees) arising or resulting from the Subadviser's willful misfeasance, bad faith, gross negligence or reckless disregard of its duties hereunder.

         The Adviser shall indemnify and hold harmless the Subadviser, the Fund and their respective Trustees, directors, officers, employees and agents and shareholders from any and all claims, losses, expenses, obligations and liabilities (including reasonable attorneys fees) arising or resulting from the Adviser's willful misfeasance, bad faith, gross negligence or reckless disregard of its duties hereunder or under its Investment Advisory Agreement with the Fund.

         10. Applicable Law and Jurisdiction. This Agreement shall be governed by Maryland law, and any dispute arising from this Agreement or the services rendered hereunder shall be resolved through legal proceedings, whether state, federal, or otherwise, conducted in the state of Maryland or in such other manner or jurisdiction as shall be mutually agreed upon by the parties hereto.

         11. Confidentiality. This Agreement is not binding on the Adviser unless the Subadviser has signed and is subject to a confidentiality and non-use agreement ("Non-Use Agreement") not materially different than the one attached hereto as Exhibit 1. For a period of two (2) years from the date of termination of this Agreement, the Subadviser shall not attempt to develop, market or sell any product which uses or employs any Confidential Information, as that term is defined in the Non-Use Agreement.

         12. Miscellaneous. Notices of any kind to be given to a party hereunder shall be in writing and shall be duly given if mailed, delivered or communicated by answer back facsimile transmission to such party at the address set forth below, attention President, or at such other address or to such other person as a party may from time to time specify.

         Subadviser agrees that for a period of two (2) years from the date of termination of this Agreement, it shall not directly or indirectly, hire, employ or engage, or attempt to hire, employ or engage any employee of the Adviser or any affiliate thereof without the prior written permission of the Adviser.

         Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

         Each party represents and warrants that it has all requisite authority to enter into and carry out its responsibilities under this Agreement.

         IN WITNESS WHEREOF, each of the parties has caused this instrument to be signed in duplicate on its behalf by its duly authorized representative, all as of the day and year first written above.

Witness:                                             Calvert Asset Management
Company, Inc.
                                                     4550 Montgomery Avenue,
Suite 1000N
                                                     Bethesda, Maryland 20814

By:_______________________
By:_______________________


Witness:                                    State Street Bank and Trust Company
                                            Two International Place
                                            Boston, Massachusetts
02110
                                                     Attn.:  Compliance
Officer.

By:________________________
By:________________________

                     CONFIDENTIALITY AND NON-USE AGREEMENT


         THIS AGREEMENT is entered into this ____ day of _____, 1997, by and between Calvert Group, Ltd. a Delaware corporation (hereinafter "Calvert") and State Street Bank and Trust, a Massachusetts corporation (hereinafter "Recipient").

                                   RECITALS:

         WHEREAS, Calvert has developed certain confidential and proprietary technology and materials relating to investment products;

         WHEREAS, Recipient is interested in entering into a business relationship with Calvert to develop and market such products; and

         WHEREAS, Recipient is prepared to provide assurances to Calvert regarding the protection of such proprietary information of Calvert.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and intending to be legally bound hereby, the parties agree as follows:

                             ARTICLE 1. DEFINITIONS


         As used in this Agreement, the following terms shall have the meanings set forth below:

                  1.1 "Confidential Information" shall mean any non-public information provided by Calvert relating to the securities that Calvert considers to have passed its screens, the list of such securities, and the screening process used by Calvert and its affiliates to determine appropriate securities to be purchased by the Product, including, but not limited to, the lists of securities comprising the Product, and written materials relating to the foregoing, whether visually observed by Recipient or otherwise disclosed by Calvert to Recipient.

                  1.2 "Products" shall mean Calvert's socially responsible investment products, including mutual funds.

                  1.3 "Purpose" shall mean Recipient's activities under the Investment Subadvisory Agreement between Calvert Asset Management Company, Inc. and Recipient dated as of _______ (the "Advisory Agreement").



                     ARTICLE 2. CONFIDENTIALITY AND NON-USE

                  2.1 Recipient agrees that it shall only utilize the Confidential Information for the Purpose and only until Calvert notifies Recipient in writing to cease all use of the Confidential Information and return the same to Calvert, which demands Recipient shall properly perform, and Recipient shall not disclose any Confidential Information to any third party.

                  2.2 The attendance at any discussion, meeting or presentation of any Confidential Information to Recipient to its employees shall be limited to those employees whose duties justify their need to be present or to know such information and then only on the basis of a clear understanding by such employees of their obligation to maintain the confidentiality of such information and to restrict the use thereof solely for the Purpose.

                  2.3 Recipient shall not, directly or indirectly, copy or use any Confidential Information other than for the Purpose.

                  2.4 For a period of two (2) years from the date hereof, Recipient shall not and shall not attempt to develop, market or sell any product or use any information which performs functions the same as or similar to the Product or the Confidential Information.

                  2.5 Recipient agrees that for a period of two (2) years from the date hereof, it shall not directly or indirectly, hire, employ or engage, or attempt to hire, employ or engage any employee, agent or consultant or representative of Calvert without the prior written permission of Calvert.

                  2.6 Recipient agrees that all rights in and to the Confidential Information, whether under patent, trademark, copyright or any application therefor, trade secret, know-how, or other proprietary rights, belong to Calvert and that no licenses relating to the foregoing or to the Confidential Information are granted under this Agreement.

                  2.7 Recipient acknowledges that Confidential Information supplied by Calvert in or reduced to written or other tangible form is the property of Calvert and, upon written request, shall no longer be used by Recipient, and be promptly returned to Calvert together with all reproductions thereof, in any form, with Recipient may have in its possession or under its control.

                  2.8 The obligations of Recipient under Section 2.1 above shall not apply to any information which:

                  2.8.1 is or becomes generally publicly available, as evidenced by published material, through no action or failure to take action by Recipient;

                  2.8.2 becomes available to Recipient from a third party which received such information on an unrestricted basis; or

                  2.8.3 is already known to Recipient prior to receipt from Calvert as can be shown by the written records of Recipient.

                  2.8.4 is required to be disclosed by law or legal proceedings, subpoena, civil investigative demand or other similar process, provided that Calvert is given timely notice of any such request so that Calvert may seek relief or other appropriate remedy;

                           2.8.5    is required to be disclosed to the
Securities and Exchange Commission or any other regulatory body with authority over the Products, including in a required filing; or

                  2.8.6 is disclosed with the consent of Calvert or one of its affiliates.

                  2.9 Recipient shall not remove any proprietary notice from any Confidential Information.

                  2.10 Recipient agrees that Calvert would be irreparably harmed by a violation of this Agreement and that monetary damages for such breach would not be readily calculable and that Calvert would not have an adequate remedy at law therefor and Recipient acknowledges, consents and agrees that (i) the U.S. District Court for the State of Maryland shall have personal jurisdiction over Recipient to adjudicate any remedy available to Calvert for such breach, and (ii) Calvert shall be entitled to equitable relief, including injunctive relief and/or specific performance, in the event of any actual, threatened or likely breach of this Agreement, in addition to all other remedies available to Calvert at law or in equity.

                            ARTICLE 3. MISCELLANEOUS


                  3.1 Calvert hereby expressly disclaims any and all warranties, express or implied, arising from or relating to the demonstration, operation, use or implementation of the Confidential Information and under no circumstances will Calvert be liable hereunder for damages, whether direct, special, incidental, or consequential, including without limitation, lost profits or loss resulting from business interruption, and whether in tort, negligence, contract or otherwise. This in no way limits any liability Calvert or its affiliates may have under the terms of the Advisory Agreement.

                  3.2 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives; provided that, neither this Agreement nor any of Recipient's rights, privileges, duties or obligations under this Agreement may be assigned, sublicensed, sold, mortgaged, pledged or otherwise transferred or encumbered by Recipient.

                  3.3 This Agreement and any claim arising hereunder or relating hereto will be governed by and interpreted in accordance with the laws and adjudicated in the State of Maryland without regard to the conflicts of laws provisions thereof.

                  3.4 No waiver by Calvert of any breach of this Agreement will constitute a waiver of any other breach of the same or other provisions of the Agreement. No waiver by Calvert unless made in writing and signed by both Calvert.

                  3.5 If any provision in this Agreement is invalid or unenforceable in any circumstances, its application in any other circumstances and the remaining provisions of this Agreement will not be affected thereby.

                  3.6 This Agreement constitutes the entire agreement and understanding of the parties relating to the subject matter hereof and no representative, condition, understanding or agreement of any kind, oral or written, will be binding upon the parties unless expressly set forth herein.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

Witness:                                             Calvert Group, Ltd.



By:_______________________
By:______________________________


Witness:                                             State Street Bank and
Trust Company



By:________________________
By:_______________________________